Exhibit 10.37

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS CONVERTIBLE PROMISSORY NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 7(c)(iii) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 7(c)(iii) OF THIS CONVERTIBLE PROMISSORY NOTE.

CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT

$2,000,000	May 16, 2011

FOR VALUE RECEIVED, the undersigned, Net Element, Inc., a Delaware corporation ("Net Element"), hereby promises, as of April 27, 2011 (the “Effective Date”), to pay to Enerfund, LLC, a Florida limited liability company (“Enerfund”), at 1450 S. Miami Avenue, Miami, Florida, the principal sum of TWO MILLION DOLLARS ($2,000,000) (as reduced pursuant to the terms hereof pursuant to conversion or otherwise, the "Loan Amount"), together with interest on the unpaid principal balance thereof, from and after the date hereof at the times and upon the terms and conditions sets forth herein (the “Interest”).

1.           Loan. Net Element hereby agrees to borrow from Enerfund, and Enerfund hereby agrees to make a loan in the Loan Amount to Net Element in accordance with the provisions hereof.  This loan shall be evidenced by this Convertible Promissory Note and Loan Agreement (this "Note").

2.           Funding of Loan.  On and after the Effective Date, Enerfund will disburse the Loan Amount by one or more wire transfers of immediately available funds to Net Element.  The date upon which such wire transfer is completed will be a “Funding Date.”

(a)               Net Element funding instructions: bank wire using Bank of America Direct banking system wire template.

(b)               Purpose of Funding.  Net Element shall use the Loan Amount for working capital and acquisitions.

3.           Interest.  From the Funding Date the Loan Amount shall accrue Interest at the rate of 5% per annum and shall be repaid on the Maturity Date (as defined below).

4.           Loan Repayment. Net Element shall repay the Loan Amount, and any interest accrued and unpaid thereon on the third anniversary of the Effective Date (subject to acceleration in accordance with the terms hereof, the “Maturity Date”).  Net Element shall be entitled to prepay the Loan Amount fully or partially at any time without penalty or charge; provided that any such prepayment amount shall be applied first to the payment of any interest accrued on the Loan Amount and outstanding by the date of such prepayment and second to the repayment of the Loan Amount.

5.           Collateral.  None.

6.           Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Loan Agreement:

(a)           Voluntary Bankruptcy or Insolvency Proceedings.  Net Element shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(b)           Involuntary Bankruptcy or Insolvency Proceedings.  Net Element seeks the appointment of a receiver, trustee, liquidator, or custodian of Net Element or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Net Element or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(c)           Failure to Pay Loan Amount or Interest when Due.  Net Element fails to pay the Loan Amount and/or accrued interest when due and payable (whether on the Maturity Date or due to an Event of Default) or and such failure continues for sixty (60) calendar days from the date of such failure.

Upon occurrence of any Event of Default, Enerfund may accelerate repayment of the Loan Amount (in which case the entire unpaid balance of the Loan Amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable without demand or notice) and may take any actions to obtain repayment of principal, interest and costs associated with any collection effort.

7.          Conversion.  This Note shall be convertible into shares of Net Element’s common stock, par value $0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 7.

(a)           Conversion Right.  At any time or times on or after the date hereof, the Enerfund shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 7(c), at the Conversion Rate (as defined below).  Net Element shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, Net Element shall round such fraction of a share of Common Stock up to the nearest whole share.  Net Element shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 7(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)           "Conversion Amount" means the portion of the Loan Amount to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)           "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $0.11 (which was the closing price of shares of Common Stock on March 12, 2011), subject to adjustment as provided herein.

(c)           Mechanics of Conversion.

(i)           Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), Enerfund shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to Net Element and (B) if required by Section 7(c)(iii), surrender this Note to a common carrier for delivery to Net Element as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first (1st) business bay following the date of receipt of a Conversion Notice, Net Element shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to Enerfund and the transfer agent of Net Element.  On or before the second (2nd) business day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), Net Element shall (X) provided that the transfer agent of Net Element is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which Enerfund shall be entitled to Enerfund’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the transfer agent of Net Element is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of Enerfund or its designee, for the number of shares of Common Stock to which Enerfund shall be entitled.  If this Note is physically surrendered for conversion as required by Section 7(c)(iii) and the outstanding Loan Amount of this Note is greater than the Loan Amount portion of the Conversion Amount being converted, then Net Element shall, as soon as practicable and in no event later than three (3) business days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)           Net Element’s Failure to Timely Convert.  If Net Element shall fail to issue a certificate to Enerfund or credit Enerfund’s balance account with DTC for the number of shares of Common Stock to which Enerfund is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) business days after the Conversion Date, then (A) Net Element shall pay damages to Enerfund in cash for each day of such Conversion Failure in an amount equal to 3.0% of the product of (I) the sum of the number of shares of Common Stock not issued to Enerfund on or prior to the Share Delivery Date and to which Enerfund is entitled, and (II) the closing sale price of the shares of Common Stock on the Share Delivery Date and (B) Enerfund, upon written notice to Net Element, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect Net Element’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 7(c)(ii) or otherwise.

(iii)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, Enerfund shall not be required to physically surrender this Note to Net Element unless (A) the full Conversion Amount represented by this Note is being converted or (B) Enerfund has provided Net Element with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  Enerfund and Net Element shall maintain records showing the Loan Amount and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Enerfund and Net Element, so as not to require physical surrender of this Note upon conversion.

(d)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.

(i)           If Net Element at any time on or after the date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If Net Element at any time on or after the date hereof combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(ii)           If any event occurs of the type contemplated by the provisions of this Section 7(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Net Element's board of directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of Enerfund under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7(d).

(e)           Reservation of Authorized Shares.

(i)           Reservation.  Net Element shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for the Note equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the dated hereof.  So long as the Note is outstanding, Net Element shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Note (including accrued and unpaid Interest); provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount").

(ii)           Insufficient Authorized Shares.  If, at any time while the Note remain outstanding, Net Element does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then Net Element shall reasonably promptly take actions necessary to increase Net Element's authorized shares of Common Stock to an amount sufficient to allow Net Element to reserve the Required Reserve Amount for the Note then outstanding.

8.          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within such state.

9.           Arbitration.

(a)            The Parties hereby submit to the exclusive jurisdiction of the American Arbitration Association (AAA). Any and all disputes and controversies arising under, relating to or in connection with this Note shall be settled exclusively by arbitration by a panel of one (1) arbitrator under the Commercial Rules of the AAA and the appointing authority shall be the AAA. The English language shall be used as the written and spoken language for the arbitration and all matters connected with all references to arbitration.

(b)            Each Party hereby irrevocably waives any right it may have to object to an action being brought in the AAA, to claim that the claim has been brought in an inconvenient forum or to claim that the AAA does not have exclusive jurisdiction, provided that proceedings may be brought in another jurisdiction in order to enforce a judgment of the courts of the AAA.

10.         Notices.  All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day and (ii) on the next business day after timely delivery to a reputable overnight courier,  to the parties at the following addresses:

(a)            If to Enerfund, to:

ENERFUND, LLC
1450 S. Miami Ave
Miami, FL 33130
Attention:   Mike Zoi
Fax:    888-567-0701

or to such other Person or address as Enerfund shall furnish by notice to the other parties in writing.

(b)           If to Net Element, to:

Net Element, Inc.
1450 S. Miami Ave
Miami, FL 33130
Attention: CFO
Fax:    305-358-7876

11.         Attorneys Fees.  In the event of a dispute between the parties, the prevailing party shall be entitled to all reasonable attorneys’ fees and costs incurred in connection with any trial, arbitration, or other proceeding as well as all other relief granted in any suit or other proceeding.

12.         U.S. Dollar Denominated. Except where specifically provided otherwise, all transactions herein shall be in U.S. Dollars.

13.         Entire Understanding. This Note contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings, and arrangements relating to the subject matter hereof. No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification or change is set forth in writing and is signed by each of the parties hereto.

14.         Counterparts. This Note may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement. This Note, once executed by a party, may be delivered to the other party hereto by facsimile transmission.

15.         Assignment. Upon the transfer by Enerfund of the debt pursuant to this Note or any portion thereof, the rights of Enerfund hereunder with respect to the debt or portion thereof so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a party to this Note as though an original signatory hereto, as long as: (i) Net Element is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, and (ii) the transferee agrees in writing with Net Element to be bound by all of the provisions hereof.

16.         Headings.  The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

17.         Third Party Beneficiaries.  This Note is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.         Limitation of Interest.  In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by Net Element or received by Enerfund, then such excess sum shall be credited as a payment of principal, unless Net Element shall notify Enerfund in writing that Net Element elects to have such excess sum returned to it forthwith.

19.         Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of the respective heirs, successors, representatives and assigns of the parties; provided that Net Element may not assign its interest in or obligations under this Note without the prior written consent of Enerfund.

20.         Loss or Mutilation of Note.  Upon receipt by Net Element of evidence reasonably satisfactory to Net Element of the loss, theft, destruction or mutilation of this Note, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Net Element shall execute and deliver to Enerfund a new promissory note in the exact form of this Note.

[Signatures are on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

NET ELEMENT, INC.	ENERFUND, LLC

By: /s/ Jonathan New	By: /s/ Mike Zoi
Name: Jonathan New	Name: Mike Zoi
Title: CFO	Title: Managing Member

EXHIBIT A

FORM OF
NET ELEMENT, INC.
CONVERSION NOTICE

Reference is made to the Convertible Promissory Note (the "Note") issued to the undersigned by Net Element, Inc., a Delaware corporation (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock (as defined in the Note), as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)